Exhibit 99.2

FOR IMMEDIATE RELEASE

DRUGMAX ENTERS INTO DEFINITIVE AGREEMENTS FOR $51.1 MILLION PRIVATE PLACEMENTS OF COMMON STOCK AND WARRANTS

$116 million Recapitalization and Refinancing Position Company for Growth and Expansion of Pharmacy Business

Farmington, CT, September 27, 2005 – DrugMax, Inc. (Nasdaq: DMAX), the specialty pharmacy and drug distribution provider, announced today that it has entered into definitive agreements for private placement investments totaling $51.1 million.

On September 23, 2005, the Company entered into a definitive agreement to sell 41,487,432 shares of its common stock and warrants to purchase 20,743,715 of its common stock with an exercise price of $1.09 per share of common stock. In addition, on September 26, 2005, the Company entered into a definitive agreement to sell 2,606,000 shares of its common stock and warrants to purchase 1,303,000 of its common stock with an exercise price of $1.20 per share of common stock.

The $51.1 million in proceeds from the private placement investments will be principally used to redeem 17,000 shares of Series A Preferred Stock valued at $17 million, pay down senior debt and provide the Company with growth capital to expand its base of specialty pharmacies and Worksite Pharmacies SM. In connection with the redemption of the Series A Preferred Stock, the Company will issue approximately 500,000 shares of common stock and pay $17 million for redemption of the original investment. The recapitalization is conditioned upon customary closing conditions. The private placements are expected to close on October 3, 2005.

Ed Mercadante, R.Ph., Co-Chairman and Chief Executive Officer of DrugMax, said, “Drugmax’s success at entering into definitive agreements for a total of $51.1 million and the recent signing of a commitment letter for the new $65 million credit facility with Wells Fargo Retail Finance underscores the confidence the capital and financial markets have in our business model and growth plans. Our ability to substantially increase the Company’s liquidity and financial flexibility provides DrugMax both greater working capital and significant capital for implementing our growth strategy. This highlights what we believe will be an exciting future of unit expansion for both our specialty pharmacy and our Worksite Pharmacy business.”

Mr. Mercadante continued, “We appreciate the strong support we received from both our new institutional investors and new banking facility partner. As we focus on our goal of building a specialty pharmacy platform with multiple sales channels, serving both patients and providers, we remain committed to making decisions that are in the best interest of all our shareholders and positioning the Company for sustained profitable growth.”

The company also indicated in its press release of September 25, 2005 that it had received a non-compliance letter from Nasdaq. Upon closing of the private placement investments on October 3, 2005, the Company expects to immediately regain compliance with the listing requirements of the Nasdaq SmallCap Market.

The private placements were made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock and warrants being issued, and the shares of common stock issuable upon exercise of the warrants, have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company will enter into a registration rights agreement with the investors to register the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. Subject to the terms of the registration rights agreement, the Company is required to file the registration statement with the Securities and Exchange Commission within 30 days of the closing, to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, and to use its best efforts to keep the registration statement continuously effective under the Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

About DrugMax, Inc.

DrugMax, Inc. is a specialty pharmacy and drug distribution provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. DrugMax works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug distribution platform through its drug distribution and specialty pharmacy operations. DrugMax operates two drug distribution facilities, under the Valley Drug Company and Valley Drug South names, and 77 specialty pharmacies in 13 states under the Arrow Pharmacy & Nutrition Center and Familymeds Pharmacy brand names. The DrugMax platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. DrugMax offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, independent pharmacies, physicians, clinics, long- term care and assisted living centers. More information about DrugMax can be found at http://www.drugmax.com. The Company’s online product offering can be found at http://www.familymeds.com.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by DrugMax, Inc., including those contained herein, that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, are statements regarding the intent, belief or current expectations, estimates or projections of DrugMax, its directors or its officers about DrugMax and the industry in which it operates, and include among other items, statements regarding (a) DrugMax’s financing plans, including the closing of the new Wells Fargo facility and (b) DrugMax’s belief that it will regain compliance with the NASDAQ listing requirements. Although DrugMax believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, management’s ability to close the new credit facility, as well as its ability to integrate DrugMax and Familymeds and to increase sales to target physician groups. Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors in DrugMax’s Form 10-K for the year ended January 1, 2005 filed with the U.S. Securities and Exchange Commission. DrugMax disclaims any intention or obligation to update or revise forward- looking statements, whether as a result of new information, future events or otherwise.

Contact:

DrugMax, Inc. (Nasdaq: DMAX)

Leon Berman, The IGB Group

212-477-8438

Bhavin Shah, The IGB Group

212-477-8439

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